
                                                                    EXHIBIT 4.27

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                        COUNTRYWIDE FINANCIAL CORPORATION

                                    as Issuer

                                       and

                          COUNTRYWIDE HOME LOANS, INC.

                                  as Guarantor

             ------------------------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE
                           Dated as of April 11, 2003

             ------------------------------------------------------

                              THE BANK OF NEW YORK

                                   as Trustee

================================================================================

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                                Table of Contents

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                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.1  Definition of Terms.......................................................           2

                                    ARTICLE 2
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1  Designation and Principal Amount..........................................           4
SECTION 2.2  Maturity..................................................................           4
SECTION 2.3  Form and Payment..........................................................           4
SECTION 2.4  Global Debenture..........................................................           4
SECTION 2.5  Interest..................................................................           6
SECTION 2.6  Denomination..............................................................           6

                                    ARTICLE 3
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1  Optional Redemption.......................................................           7
SECTION 3.2  Redemption Procedures.....................................................           7
SECTION 3.3  No Sinking Fund...........................................................           7

                                    ARTICLE 4
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1 Extension of Interest Payment Period.......................................           7
SECTION 4.2 Notice of Extension.......................................................           8
SECTION 4.3 Limitation of Transactions................................................           8

                                    ARTICLE 5
                                    EXPENSES

SECTION 5.1  Payment of Expenses.......................................................           9
SECTION 5.2  Payment Upon Resignation or Removal.......................................          10
SECTION 5.3  Guarantee of Payment of Expenses..........................................          10

                                    ARTICLE 6
                          COVENANT TO LIST ON EXCHANGE

SECTION 6.1  Listing on an Exchange....................................................          10

                                       i

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
                                    ARTICLE 7
                                FORM OF DEBENTURE

SECTION 7.1  Form of Debenture.........................................................          11

                                    ARTICLE 8
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 8.1  Original Issue of Debentures..............................................          11

                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.1  Ratification of Indenture.................................................          11
SECTION 9.2  Trustee Not Responsible for Recitals......................................          11
SECTION 9.3  Governing Law.............................................................          11
SECTION 9.4  Separability..............................................................          11
SECTION 9.5  Counterparts..............................................................          12

         FIRST SUPPLEMENTAL INDENTURE, dated as of April 11, 2003 (the "First Supplemental Indenture"), among Countrywide Financial Corporation, a Delaware corporation (hereinafter sometimes called the "Company"), Countrywide Home Loans, Inc., a New York corporation (hereinafter sometimes called the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (hereinafter sometimes called the "Trustee") under the Indenture dated as of April 11, 2003 among the Company, the Guarantor and the Trustee (the "Indenture").

         WHEREAS, the Company and the Guarantor executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities guaranteed by the Guarantor, to be issued from time to time in one or more series as might be determined by the Company and the Guarantor under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of such securities to be known as its 6.75% Junior Subordinated Deferrable Interest Debentures due 2033 (the "Debentures"), and the Guarantor desires to provide for the issuance of a Guarantee of such Debentures (the "Debenture Guarantee"), the form and substance of such Debentures and Debenture Guarantee and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

         WHEREAS, the Company, the Guarantor and Countrywide Trust IV, a Delaware statutory trust (the "Trust"), propose to offer to the public $500,000,000 aggregate liquidation amount of the Trust's 6.75% Trust Preferred Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $15,463,925 aggregate liquidation amount of its 6.75% Common Securities (the "Common Securities"), in $515,463,925 aggregate principal amount of the Debentures; and

         WHEREAS, the Company and the Guarantor has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company, and authenticated and delivered by the Trustee, the valid obligations of the Company, and to make the Debenture Guarantee endorsed thereon, when executed by the Guarantor, a valid obligation of the Guarantor, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1 Definition of Terms.

         Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c)      the singular includes the plural and vice versa;

         (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

         (e) headings are for convenience of reference only and do not affect interpretation;

         (f)      the following terms have the meanings given to them in the
Declaration: (i) Delaware Trustee; (ii) Distributions; (iii) Institutional Trustee; (iv) Preferred Securities Guarantee; (v) Preferred Security Certificate; (vi) Regular Trustee; and (vii) Underwriting Agreement;

         (g)      the following terms have the meanings given to them in this
Section 1.1(g):

         "Additional Interest" shall have the meaning set forth in Section
2.5(c).

         "Compound Interest" shall have the meaning set forth in Section 4.1.

         "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

         "Creditor" shall have the meaning set forth in Section 5.1.

         "Declaration" means the Amended and Restated Declaration of Trust of Countrywide Capital IV, a Delaware statutory trust, dated as of April 11, 2003.

         "Deferred Interest" shall have the meaning set forth in Section 4.1.

         "Dissolution Event" means the dissolution of the Trust and distribution of the Debentures held by the Institutional Trustee pro rata to the holders of the Trust Securities in liquidation of such holders' interests in the Trust in accordance with the Declaration, such event to occur at the option of the Company and the Guarantor at any time upon the terms and conditions set forth in the Declaration.

         "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

         "Global Debenture" shall have the meaning set forth in Section 2.4(a).

         "Holder" means any person in whose name at the time a Debenture is registered on the Security Register.

         "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

         "Interest Period" means the period beginning on (and including) the date of issue and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) the Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

         "Investment Company Event" means that the Company shall have received an opinion of counsel experienced in such matters, who may be an employee of the Company or any of its Affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, courts, governmental agency or regulatory authority on or after the date of original issuance of the preferred securities by the Trust, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

         "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4(a).

         "Prepayment Price" shall have the meaning set forth in Section 3.1.

         "Regulatory Capital Event" means that the Company determines, based on an opinion of counsel experienced in such matters, who may be an employee of the Company or any of its Affiliates, that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in, applicable laws or regulations or official interpretations thereof or policies with respect thereto or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there is more than an insubstantial risk that the Preferred Securities will no longer constitute Tier 1 capital (or its equivalent) of the Company, or any bank holding company of which the Company is a subsidiary, for purposes of the capital adequacy guidelines or policies of the Federal Reserve or its successor as Company's primary federal banking regulator;

         "Special Redemption Event" means a Tax Event, Investment Company Event or a Regulatory Capital Event, as the case may be.

         "Tax Event" means that the Regular Trustees and the Institutional Trustee shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of the original issuance of the Debentures, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to other taxes, duties or other governmental charges, provided that, in the event the opinion relates to clause (iii) above, such taxes, duties or other governmental charges shall, in the opinion of the Regular Trustees as set forth in an Officer's Certificate to the Institutional Trustee be more than de minimis.

                                   ARTICLE 2
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

         SECTION 2.1 Designation and Principal Amount.

         There is hereby authorized (a) a series of Securities designated as the "6.75% Junior Subordinated Deferrable Interest Debentures due April 1, 2033", in aggregate principal amount of $515,463,925 which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.04 of the Indenture and (b) a Guarantee of such Debentures.

         SECTION 2.2 Maturity.

         The Debentures shall mature on April 1, 2033.

         SECTION 2.3 Form and Payment.

         Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee in New York, New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder, entitled thereto. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compound Interest and Additional Interest, if any) on such Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

         SECTION 2.4 Global Debenture.

         (a)      In connection with a Dissolution Event,

                  (i) the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

                  (ii) if any Preferred Securities are held in non book-entry certificated form ("Non Book-Entry Preferred Securities"), the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee and any Preferred Security Certificate which represents Non Book-Entry Preferred Securities will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security registrar for transfer or reissuance, at which time such Non Book-Entry Preferred Security Certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been canceled.

         (b) A Global Debenture may be transferred, in whole but not in part, only by the Depositary to another nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         (c) Except as otherwise provided in or pursuant to this First Supplemental Indenture, a Global Debenture shall be exchangeable for Debentures in definitive registered form only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days of the date the Company is so informed in writing or becomes aware of such condition, (ii) the Depository ceases to be registered as a "clearing agency" under the Securities Exchange Act of 1934, as amended, (iii) an Event of Default, as defined in the Indenture, has occurred and is continuing with respect to the Debentures, or
(iv) the Company, in its sole discretion determines that such Global Debenture shall be exchangeable into definitive registered form. Upon the occurrence of any of (i) through (iv) above, the Company shall execute, and, subject to
Article II of the Indenture, the Trustee, upon written notice from the Company, shall authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In the event the Company determines that the Debentures shall no longer be represented by a Global Debenture pursuant to clause (iv) above, the Company shall execute, and, subject to Section 2.07 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, shall authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

         SECTION 2.5 Interest.

         (a) Each Debenture will bear interest at the rate of 6.75% per annum (the "Coupon Rate") from April 11, 2003 until the principal thereof becomes due and payable, and on any overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year (each, an "Interest Payment Date"), commencing on July 1, 2003, to the Person in whose name such Debenture or any predecessor Debenture is registered at the close of business on the relevant record date, which will be, as long as the Preferred Securities remain in book-entry form (or if no Preferred Securities remain outstanding, as long as the Debentures remain in book entry form), one Business Day prior to the relevant Interest Payment Date and, in the event the Preferred Securities are not in book-entry form (or if no Preferred Securities remain outstanding, in the event the Debentures are not in book entry form), the December 15, March 15, June 15 and September 15 next preceding each Interest Payment Date, except as otherwise provided pursuant to the provisions of Article IV hereof.

         (b) The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any Interest Period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date that such interest otherwise would have been payable.

         (c) If, at any time while the Institutional Trustee is the holder of any Debentures, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures, such additional amounts as shall be required so that the net amounts received and retained by the Trust and by the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

         SECTION 2.6 Denomination.

         The Debentures shall be issued in denominations of $25 and integral multiples thereof.

                                   ARTICLE 3
                          REDEMPTION OF THE DEBENTURES

         SECTION 3.1 Optional Redemption.

         The Debentures are prepayable prior to the Stated Maturity at the option of the Company (i) in whole or in part, from time to time, on or after April 11, 2008 or (ii) at any time prior to April 11, 2008, in whole but not in part, upon the occurrence and continuation of a Special Redemption Event, in either case at a prepayment price (the "Prepayment Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest and Compound Interest, if any) to the date of prepayment.

         SECTION 3.2 Redemption Procedures.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the redemption date interest shall cease to accrue on such Debentures called for redemption. If the Debentures are only partially redeemed pursuant to Section 3.1, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Depositary participant to be redeemed. The Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such prepayment or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Prepayment Price by 10:00 a.m., New York time, on the date such prepayment price is to be paid.

         SECTION 3.3 No Sinking Fund.

         The Debentures are not entitled to the benefit of any sinking fund.

                                   ARTICLE 4
                      EXTENSION OF INTEREST PAYMENT PERIOD

         SECTION 4.1 Extension of Interest Payment Period.

         Provided that no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Stated Maturity of the principal of the Debentures. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compound Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any

Additional Interest and Compound Interest (together, "Deferred Interest") that shall be payable to the Holders in whose names the Debentures are registered in the Security Register on the record date for the first Interest Payment Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such previous or further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

         SECTION 4.2 Notice of Extension.

         (a) If the Institutional Trustee is the only registered Holder at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) if the Debentures are then listed on the New York Stock Exchange or other similar self-regulatory organization, the date the Company is required to give notice of the record date, or the date such Distributions are payable to such exchange or to holders of the Preferred Securities issued by the Trust.

         (b) If the Institutional Trustee is not the only Holder at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures notice of its election of such Extended Interest Payment Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) if the Debentures are then listed on the New York Stock Exchange or other similar self-regulatory organization, the date the Company is required to give notice of the record date or the Interest Payment Date to such exchange or to Holders of the Debentures.

         (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

         SECTION 4.3 Limitation of Transactions.

         If the Company shall exercise its right to defer payment of interest as provided in Section 4.1 and the Extended Interest Payment Period is continuing, then (a) neither the Company nor the Guarantor shall declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (1) repurchases, redemptions or other acquisitions of shares of capital stock of the Company or the Guarantor, as the case may be, in connection with the satisfaction by the Company or the Guarantor, as the case may be, of its obligations under any employee benefit plans or any other contractual obligation of the Company or the Guarantor, as the case may be,

(other than a contractual obligation ranking pari passu with or junior to the Debentures or the Debenture Guarantee, in the respective cases of the Company or the Guarantor), (2) as a result of a reclassification of the Company's or the Guarantor's capital stock, as the case may be, or the exchange or conversion of one class or series of the Company's or the Guarantor's capital stock, as the case may be, for another class or series of the Company's or the Guarantor's capital stock, as the case may be, or (3) the purchase of fractional interests in shares of the Company's or the Guarantor's capital stock, as the case may be, pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) neither the Company nor the Guarantor shall make any payment of interest, principal or premium on, or repay, repurchase or redeem any debt securities issued by the Company or the Guarantor, as the case may be, that rank pari passu with or junior to the Debentures or the Debenture Guarantee, in the respective cases of the Company or the Guarantor and
(c) neither the Company nor the Guarantor shall make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee or the Debenture Guarantee).

                                    ARTICLE 5
                                    EXPENSES

         SECTION 5.1 Payment of Expenses.

         In connection with the offering, sale and issuance of the Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Trust Securities, the Debentures and the Debenture Guarantee, including commissions to the underwriter payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.06 of the Indenture;

         (b) be responsible for and shall pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the fees and expenses (including reasonable counsel fees and expenses) of the Institutional Trustee, the Delaware Trustee and the Regular Trustees (including any amounts payable under Article X of the Declaration), the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), exchange rate agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities);

         (c) be liable for any indemnification obligations arising with respect to the Declaration; and

         (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

         The Company's obligations under this Section 5.1 shall be for the benefit of, and shall be enforceable by, any Person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Company's obligations under this Section 5.1 directly against the Company and the Company irrevocably waives any right of remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Company. The Company agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 5.1.

         The provisions of this Section shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Supplemental Indenture.

         SECTION 5.2 Payment Upon Resignation or Removal.

         Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation that are payable pursuant to Section 6.06 of the Indenture. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

         SECTION 5.3 Guarantee of Payment of Expenses.

         The Guarantor hereby fully and unconditionally guarantees the due and punctual payment of all amounts that become due and payable by the Company to any Person pursuant to Section 5.1 or Section 5.2.

                                   ARTICLE 6
                          COVENANT TO LIST ON EXCHANGE

         SECTION 6.1 Listing on an Exchange.

         If the Debentures are distributed to the holders of the Securities issued by the Trust, and the Preferred Securities are then so listed, the Company will use its best efforts to list such Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Preferred Securities are then listed.

                                   ARTICLE 7
                                FORM OF DEBENTURE

         SECTION 7.1 Form of Debenture.

         The Debentures, and the Trustee's Certificate of Authentication and the Debenture Guarantee to be endorsed thereon, are to be substantially in the forms attached hereto as Exhibit A.

                                   ARTICLE 8
                          ORIGINAL ISSUE OF DEBENTURES

         SECTION 8.1 Original Issue of Debentures.

         Debentures in the aggregate principal amount of $515,463,925, may, upon execution of this First Supplemental Indenture or upon any written order of the Company setting forth the amount therefor, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman of the Board, its President, any Managing Director or any Vice President and its Treasurer or any Assistant Treasurer, without any further action by the Company.

                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.1 Ratification of Indenture.

         The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 9.2 Trustee Not Responsible for Recitals.

         The recitals herein contained are made by the Company and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

         SECTION 9.3 Governing Law.

         This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State without regard to conflicts of laws principles.

         SECTION 9.4 Separability.

         In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         SECTION 9.5 Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     COUNTRYWIDE FINANCIAL CORPORATION

                                     By_______________________________
                                     Name:
                                     Title:

                                     COUNTRYWIDE HOME LOANS, INC.

                                     By_______________________________
                                     Name:
                                     Title:

                                     THE BANK OF NEW YORK, as Trustee

                                     By_______________________________
                                     Name:
                                     Title:

                                                                       Exhibit A

                           (FORM OF FACE OF DEBENTURE)

         IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - [This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and except as otherwise provided in Section 2.11 of the Indenture (as defined herein) this Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.

         Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

Certificate No. R-1

                        COUNTRYWIDE FINANCIAL CORPORATION
             6.75% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                DUE APRIL 1, 2033

$515,463,925                                                [CUSIP# 222372 AF 1]

         COUNTRYWIDE FINANCIAL CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Institutional Trustee of Countrywide Capital IV under that certain Amended and Restated Declaration of Trust dated as of April 11, 2003, or registered assigns, the principal sum of Five Hundred Fifteen Million Four Hundred Sixty Three Thousand Nine Hundred and Twenty Five Dollars ($515,463,925) on April 1, 2033, (the "Stated Maturity"), and to pay interest on said principal sum from April 11, 2003, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 2003, at the rate of 6.75% per annum (the "Coupon Rate") until the principal hereof shall have become due and payable, and on any overdue principal and premium, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, except as provided in the following sentences, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per calendar month (but not to exceed 30 days in any month). In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment otherwise would have been payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the relevant record dates, which will be, as long as this Debenture remains in book-entry form, one Business Day prior to the relevant Interest Payment Date and, in the event this Debenture is not in book-entry form, the December 15, March 15, June 15 and September 15 next preceding the relevant Interest Payment Date. Payments of interest may be deferred by the Company pursuant to the provisions of Article IV of the First Supplemental Indenture to the Indenture (as defined herein). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that if this Note is not a Global Debenture payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The Company agrees, and by acceptance of a beneficial ownership interest in the Debentures, each beneficial owner of the Debentures will be deemed to have agreed to treat the Debentures as indebtedness of the Company for United States federal income tax purposes.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                     COUNTRYWIDE FINANCIAL CORPORATION

                                     By:____________________________________
                                     Name:
                                     Title:

                                     By:____________________________________
                                     Name:
                                     Title:

                     (FORM OF CERTIFICATE OF AUTHENTICATION)
                          CERTIFICATE OF AUTHENTICATION

Dated: April 11, 2003

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:_______________________________
         Authorized Officer

                               (FORM OF GUARANTEE)
                                    GUARANTEE

         FOR VALUE RECEIVED, Countrywide Home Loans, Inc., a Delaware corporation (the "Guarantor"), hereby fully and unconditionally guarantees to the holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, or interest on said Security, when and as the same shall become due and payable, whether at the maturity, upon redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

         The Guarantor agrees to determine, at least one Business Day prior to the date upon which a payment of principal of, sinking fund payment, if any, premium, if any, or interest on said Security is due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, sinking fund payment, if any, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise, and as if such payment were made by the Company.

         The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Security or said Indenture, the absence of any action to enforce the same, any waiver or consent by the holder of said Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Security and in this Guarantee.

         The Guarantor shall be subrogated to all rights of the holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all of the Securities then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and premium, if any, and interest on all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

         Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Securities to the holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C.
Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

         The obligations of the Guarantor under this Guarantee are, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto.

         Each holder of the Security upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder of the Security upon which this Guarantee is endorsed, by his or her acceptance thereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each holder upon said provisions.

         This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until the Certificate of Authentication on such Security shall have been signed by the Trustee (or the Authentication Agent).

         This Guarantee shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, Countrywide Home Loans, Inc. has caused this Guarantee to be signed in its corporate name by the signature (which may be manual or facsimile) of two of its officers thereunto duly authorized.

COUNTRYWIDE HOME LOANS, INC.

By:______________________________    By:____________________________________
Name:                                Name:
Title:                               Title:

                         (FORM OF REVERSE OF DEBENTURE)

         This Debenture (herein sometimes referred to in the aggregate as the "Debentures") is one of a duly authorized series of Debt Securities of the Company, specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of April 11, 2003, duly executed and delivered among the Company, the Guarantor and The Bank of New York, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of April 11, 2003 among the Company, the Guarantor and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

         This Debenture is redeemable by the Company (i) in whole but not in part at any time prior to April 11, 2008 upon the occurrence and continuation of a Special Redemption Event (as defined in the Indenture) or (ii) in whole or in part on or after April 11, 2008. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice, at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest thereon (including Additional Interest and Compound Interest, if any) to the date of such redemption (the "Prepayment Price"). The Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee (in integral multiples of $25); provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each Debenture holder to be redeemed in accordance with its procedures, provided that, in the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereon or any interest or premium thereon payable in any coin or currency other than that provided in this Debenture, or impair or affect the right of any Holder of a Debenture to institute suit for payment thereof or the right of repayment, if any, at the option of the Holder, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligations of the Company and the Guarantor, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         Provided that no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that no Extended Interest Payment Period may last beyond the Stated Maturity of the principal of the Debentures. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters or last beyond the Stated Maturity of the Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest, including any Additional Interest and Compound Interest, the Company may commence a new Extended Interest Payment Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent, any transfer agent and any security registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than a security registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and none of the Company, the Trustee, any paying agent, any transfer agent or any security registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Debenture shall be governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of laws principles.

                              (FORM OF ASSIGNMENT)

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture Certificate to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
        (Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
agent to transfer this Debenture Certificate on the books of the Company. The agent may substitute another to act for him or her.

Date:  ____________________

Signature: ______________________________
     (Sign exactly as your name appears on the other side of this Debenture
      Certificate)